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                                                                     EXHIBIT 2.1


                            CERTIFICATE OF CONVERSION

                                   CONVERTING

                          DEALER AUTO RECEIVABLES CORP.

                                      INTO

                      DEALER AUTO RECEIVABLES COMPANY, LLC

   (Pursuant to Section 214 of the Delaware Limited Liability Company Act and
              Section 266 of the Delaware General Corporation Law)

          This Certificate of Conversion has been duly executed and is being filed by Dealer Auto Receivables Corp., a Delaware corporation (the "CORPORATION"), and Jai S. Khanna, as an authorized person of Dealer Auto Receivables Company, LLC, a Delaware limited liability company (the "LLC"), to convert the Corporation into the LLC, pursuant to the Delaware Limited Liability Company Act (6 DEL. C. Section 18-101, ET. SEQ.) and the General Corporation Law of the State of Delaware (8 DEL. C. Section 101, ET. SEQ.) (the "GCL"):

          FIRST:    The Corporation was duly incorporated in the State of
Delaware pursuant to the General Corporation Law of the State of Delaware on February 28, 2000.

          SECOND:   The name of the Corporation immediately prior to the filing of this Certificate of Conversion is "DEALER AUTO RECEIVABLES CORP.".

          THIRD:    The name of the limited liability company into which the
Corporation shall be converted is "DEALER AUTO RECEIVABLES COMPANY, LLC".

          FOURTH:   The conversion of the Corporation into the LLC and the
Limited Liability Company Agreement of the LLC have been approved in accordance with the provisions of Sections 228 and 266 of the GCL and Section 214 of the Delaware Limited Liability Company Act.

          FIFTH:    The conversion of the Corporation into the LLC shall be
effective upon the filing of this Certificate of Conversion and the Certificate of Formation of the LLC with the Secretary of State of Delaware.


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          IN WITNESS WHEREOF, the undersigned have duly executed this
Certificate of Conversion, this 30th day of May, 2001.


                                           DEALER AUTO RECEIVABLES CORP.


                                           By: /s/ William J. Sparer
                                              ---------------------
                                              Name: William J. Sparer
                                              Title: Vice President




                                           By: /s/ Jai S. Khanna
                                              -----------------
                                                Jai S. Khanna
                                                Authorized Person of Dealer Auto
                                                Receivables Company, LLC


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